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                                                                    EXHIBIT 10.1



                          PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALES AGREEMENT (the "Agreement") dated as of this ___ day of __________, 1998, by and between NORFOLK COMMERCE CENTER LIMITED PARTNERSHIP, a Virginia limited partnership ("Seller"), and DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation, or its assignee or designee ("Buyer").

                                  WITNESSETH:

         WHEREAS, Seller is the owner of certain real property located in the City of Norfolk, Virginia together with three (3) office/warehouse buildings thereupon, such property commonly being known as "Norfolk Commerce Centers I, III and IV" and having a street address of 5365, 5425 and 5505 Robin Hood Road, together with all improvements located upon such real property and all personal property of Seller located thereon or used in connection therewith; and

         WHEREAS, Seller desires to sell to Buyer all of Seller's interest in such real and personal property, upon the terms more particularly set forth below.

         NOW THEREFORE, in consideration of the mutual undertakings and covenants herein contained, Seller and Buyer hereby covenant and agree as follows:
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                                   SECTION 1

                     SALE OF PREMISES AND ACCEPTABLE TITLE

         1.01 Agreement to Buy and to Sell; Project. Seller shall sell to Buyer, and Buyer shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement, all of Seller's interest in the following:

                 (a) (i) that certain real property containing approximately 21.27 acres owned in fee simple by Seller and (ii) that certain real property containing approximately 3.103 acres, the leasehold interest of which is held by Seller pursuant to the terms of that certain Ground Lease Agreement and Option to Purchase dated February 13, 1995 (the "Ground Lease") and assigned to Seller as Ground Lessee thereunder pursuant to an Assignment and Assumption of Ground Lease Agreement and Option to Purchase dated as of August 13, 1996 (the "Assignment of Ground Lease"); the real property described in (i) and (ii) being located in the City of Norfolk, Virginia, and more particularly described on Exhibit A attached hereto and made a part hereof (the "Land");

                 (b) all buildings, structures and improvements on the Land and all related improvements, facilities, amenities, structures, driveways, fixtures, landscaping, paving, site work, walkways, plumbing and heating pipes, culverts, and mains located on the Land (collectively, the "Improvements");





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                 (c)      all right, title and interest of Seller in and to any
alleys, strips or gores adjoining the Land, and any easements, rights-of-way, water rights or other interests in, on, under or to, any land, highway, street, road, right-of-way or avenue, open or proposed, in, on, under, across, in front of, abutting or adjoining the Land, and all right, title and interest of Seller in and to an awards for damage thereto by reason of a change of grade thereof;

                 (d) the accessions, appurtenant rights, privileges, appurtenances and all the estate and rights of Seller in and to the Land and the Improvements, as applicable, or otherwise appertaining to any of the property described in the immediately preceding subparagraphs (a), (b) and/or
(c);

                 (e) the fixtures, equipment, machinery, supplies, equipment, furniture, chattels, furnishings, and other personal property located and/or used in connection with the operation and maintenance of the Project, as defined below, or otherwise owned by Seller (collectively, the "Personal Property");

                 (f) all intangible property now or hereafter owned by Seller and used in connection with the Land, Improvements and Personal Property, including without limitation, the right to use any trade style or name now used in connection with the same, including the





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name "Norfolk Commerce Center" and any derivative names thereof, any contract rights, bank accounts, cash, escrow or security deposits, accounts receivable, utility agreements, guarantees, licenses, approvals, certificates, certificates of occupancy, plans and specifications, logos, permits, warranties or other rights related to the development of, construction of, ownership of, or use and operation of, the Project, as hereinafter defined and any other funds, deposits or monies of Seller; and

                 (g) all of Seller's interest as lessor in all leases (herein defined in Section 5.02(a) hereof) covering the Land and Improvements, including all tenant security and other deposits and interest earned thereon and prepaid rents and interest earned thereon.

         All of the items described in subparagraphs (a), (b), (c) and (d) above are hereinafter collectively referred to as the "Premises". All of the items described in subparagraphs (a), (b), (c), (d), (e), (f) and (g) above are hereinafter collectively referred to as the "Project".

         1.02    Title.

                 (a) Seller shall convey to Buyer by a duly executed special warranty deed (the "Deed"), and Buyer shall accept as fee simple title to, the Premises in accordance with





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the terms of this Agreement, and Buyer's obligation to accept said title shall be conditioned upon Buyer then being conveyed good and clear records, marketable and insurable title to the Land, together with a leasehold interest in the Ground Lease, excepting only the Permitted Exceptions (hereinafter defined). It shall be a condition precedent to Buyer's obligation to close hereunder that a title insurance company (the "Title Company") acceptable to Buyer and any lender providing Buyer's financing stands ready to issue, at the Closing (herein defined) an ALTA owner's policy of title insurance, insuring Buyer's interest in the Premises, dated the day of Closing, with liability in the amount of the Purchase Price (herein defined), subject only to the Permitted Exceptions (the "Title Policy"). The Title Policy shall inure against all mechanics' liens and, provided Buyer elects to obtain a Survey (hereinafter defined), shall have full survey coverage and shall be an extended coverage policy insuring against, among other things, mechanics' liens, easements and claims of parties in possession not shown by the public records with all general and standard exceptions deleted, all at no additional premium to be paid by Buyer.

                 (b) Simultaneously with the delivery of the Deed, Seller shall execute and deliver to Buyer a special warranty bill of sale and instrument of transfer and assignment (the "Bill of Sale"), in form and substance satisfactory to Buyer's counsel, assigning and transferring all of the tangible and intangible personal property constituting a portion of the Project, including, without limitation, Seller's interest in (i) any proceeds under any insurance policies or condemnation proceedings affecting any portion of the Premises, (ii)





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any licenses, permits, variances (if any), governmental approvals and consents pertaining to the Project, (iii) any warranties and guaranties relating to the Project, (iv) any contracts and agreements which relate to the Project that Buyer has elected in writing to assume (v) if Buyer so elects, all rights to deposits made by or on behalf of Seller in connection with the provision of electric, sewer, water, telephone and other utility services to the Project, and (vi) all leases and deposits relating to any portion of the Premises, free and clear of all liens and encumbrances, except the Permitted Exceptions, and indemnifying Buyer from obligations under all of the items assigned arising prior to Closing and with Buyer's indemnifying Seller from obligations under all of the items assigned and arising from and after the Closing.

                 (c)      Buyer shall, promptly after the Effective Date, order
(i) a commitment for title insurance (the "Commitment") by the terms of which Buyer's Title Company agrees to issue to Buyer at Closing the Title Policy,
(ii) a photocopy of all documents ("Title Documents") describing all title exceptions shown on the Commitment ("Title Exceptions"), and (iii) if Buyer so elects, an ALTA Land Title Survey of the Land (the "Survey"). If Buyer objects to any matters disclosed by the Commitment, Title Documents or Survey, Buyer shall furnish Seller with a written statement thereof within ten (10) days following receipt by Buyer of the last of the Commitment, Title Documents and Survey. All matters shown on the Title Exceptions which are not objected to by Buyer within said ten (10) day period following receipt shall be "Permitted Exceptions". Seller agrees to use its reasonable efforts to





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satisfy such objections noted by Buyer, provided that Seller shall obtain a satisfaction and release of any monetary liens, including, without limitation, any and all mortgages, mechanics liens and judgment liens (collectively, "Monetary Liens") and with respect to matters other than Monetary Liens, Seller shall be obligated to spends up to $50,000 to cure any title objection. Seller shall, within five (5) days after receipt of Buyer's objections, notify Buyer of Seller's proposed actions to satisfy such objections, and shall have a reasonable time, not to exceed fifteen (15) days, to satisfy such objections. If, despite its reasonable efforts to do so, Seller cannot satisfy such objections (other than the Monetary Liens, which shall be satisfied by Seller and matters other than Monetary Liens, which cost up to $50,000 to cure) on or before the expiration of such fifteen (15) day period, as the same may be extended in Buyer's sole discretion, Buyer shall have the following options:
(i) to extend such fifteen (15) day period for such additional period up to Closing that Buyer may elect, during which Seller shall continue to use its reasonable efforts to satisfy such objections; (ii) to waive its objection to such title defect and proceeds to Closing; or (iii) to terminate this Agreement by written notice to Seller and obtain an immediate refund of the Deposit, as defined in Section 2.02. Notwithstanding any term or provision contained herein to the contrary, except with respect to Monetary Liens the procurement by Seller of a commitment for the issuance of a Title Policy or an endorsement thereto insuring Buyer against any Title Exception which Buyer disapproved pursuant to this Section shall be deemed a cure by Seller of such objection.





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                 (d)      Notwithstanding anything to the contrary contained in
Section 3.01 of this Agreement, if Buyer's objections to title matters are not satisfied prior to expiration of the Study Period, Closing shall occur on the later of (a) the date described in Section 3.01 and (b) five (5) business days following satisfaction of Buyer's title objections in accordance with this Section.

                                   SECTION 2

                       PURCHASE PRICE AND ESCROW DEPOSIT

         2.01    Purchase Price.

                 (a) The total purchase price ("Purchase Price") to be paid by Buyer to Seller of the Project shall be TWENTY MILLION SEVEN HUNDRED AND FIFTY THOUSAND AND NO/100 DOLLARS ($20,750,000.00). Such Purchase Price shall be paid to Seller at Closing, as set forth in Section 2.01(b) below, of which the Deposit (as hereinafter defined) shall constitute a part, subject to prorations and adjustments as hereinafter provided in this Agreement.

                 (b) The Purchase Price shall consist of and be payable as follows:





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                          (i)     Buyer shall, have the option either to (A)
pay the entire Purchase Price in cash at Closing by wire transfer of immediately available funds or (B) subject to the terms and conditions of this Agreement and further subject to Lender's prior approval, assume the existing Jackson National Life Insurance Company (the "Lender") loan on the Project (the "Jackson Loan") of approximately $11,755,021.67, which is the projected balance of the Jackson Loan as of May 1, 1998 (and the projected balance of said loan after the debt service payment due on May 1, 1998 shall be approximately $11,741,223.42), at an annual interest rate of 8.25% per annum with monthly payments of principal and interest of $94,614.02 (based on a 25-year amortization schedule), on the same terms and conditions as set forth in the loan documents evidencing the Jackson Loan (the "Jackson Loan Documents"), and Seller shall be fully and completely released form the Jackson Loan Documents except for liability with respect to matter which first arose and pertain to the period of time during which Seller owned the Project (the "Assumable Financing"). If Buyer is approved for the Assumable Financing, then, at Closing, Buyer shall execute and deliver to the Escrow Agent, the Lender and Seller such documents as are necessary for Buyer to consummate Buyer's assumption of the Jackson Loan.

                 Buyer shall file, within ten (1) days after the Effective Date, a complete application seeking to obtain the requisite approvals from the Lender to assume the Jackson Loan on such terms and conditions as the Lender may require. If Buyer has elected to assume the Jackson Loan but (a) Buyer is not approved for the Assumable Financing which approval





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must include Lender's agreement to release Seller from the Jackson Loan
Documents, or (b) Buyer does not accept and approve of the terms and conditions of the Assumable Financing within five (5) days of Lender's offer of such terms and conditions, which terms and conditions must provide for the release of the Seller from the Jackson Loan Documents by the end of the Study Period (as defined in Section 9.01 hereof), then either the Buyer or the Seller can elect to terminate this Agreement within five (5) days of Lender's rejection of Buyer's assumption of the Jackson Loan or Buyer's rejection of Lender's terms and conditions. Such termination pursuant to this Section 2.01(b)(i) shall (w) not be considered a breach of the Agreement; (x) not result in the assessment of the damages or penalties to either party; (by) not result in either party having liability to the other hereunder, and (z) result in the return of the Deposit to the Buyer.

                 If neither the Buyer not the Seller elects to terminate the Agreement pursuant to this Section 2.01(b)(i), then the cash portion of the Purchase Price shall automatically be increased to the full Purchase Price such that the purchase described in this Agreement shall be an all cash transaction.

                 Seller shall pay any and all fees, expenses and other costs associated with Buyer's application and assumption of the Jackson Loan including, without limitation, any application fees, review fees, processing fees, transfer/assumption fees and Lender's costs and expenses, furthermore, if this transaction is an all cash transaction without an





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assumption by Buyer of the Jackson Loan, Buyer and Seller shall hereafter mutually agree as to which of Buyer or Seller shall pay any prepayment fees, premiums and other costs and expenses required in connection with the prepayment of the Jackson Loan.

automatically be increased to the full Purchase Price such that the purchase described in this Agreement shall be an all cash transaction.

         Seller shall pay any and all fees, expenses and other costs associated with Buyer's application and assumption of the Jackson Loan including, without limitation, any application fees, review fees, processing fees, transfer/assumption fees and Lender's costs and expenses. Furthermore, if this transaction is an all cash transaction without an assumption by Buyer of the Jackson Loan, Buyer and Seller shall hereafter mutually agree as to which of Buyer or Seller shall pay any prepayment fees, premiums and other costs and expenses required in connection with the prepayment of the Jackson Loan.

                          (ii)    If Buyer assumes the Jackson Loan, the
balance of the cash portion of the Purchase Price shall be paid by Buyer at Closing by wire transfer of immediately available funds. If Buyer does not assume the Jackson Loan, the entire Purchase Price shall be paid by Buyer on or before 12:00 p.m. (ET) at Closing by wire transfer of immediately available funds.





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         2.02    Deposit; Escrow Agent

                 (a) Within three (3) business days following the date that Commercial Title Group, Limited, 8605 Westwood Center Drive, Suite 401, Tysons Corner, Vienna, Virginia 22182, Attention: Douglas Nichols ("Escrow Agent"), receives a copy of this Agreement executed by both Seller and Buyer, Buyer shall deposit with the Escrow Agent the amount of $125,000.00, either by certified bank or cashier's check or by wire transfer, as a good faith deposit hereunder. Such $125,000.00 deposit, and all interest earned thereon, shall be referred to as the "Initial Deposit". All interest on any deposit shall be deemed income of Buyer. Escrow Agent shall maintain the Initial Deposit in an FDIC-insured interest-bearing account. The Initial Deposit shall be applied to the Purchase Price at Closing and shall be non-refundable to the Seller except as otherwise provided herein. The Initial Deposit shall be released in accordance with the terms and provisions of this Agreement.

                 (b) Provided Buyer has not elected to terminate this Agreement during the Study Period (as defined in Section 9.01), Buyer shall within two (2) business days after the end of the Study Period deliver to the Escrow Agent the amount of $125,000.00, via certified bank check or cashier's check or wire transfer, as an additional earnest money deposit hereunder. Such $125,000.00, and all interest earned thereon, shall be referred to as the "Additional Deposit". Escrow Agent shall maintain the Additional Deposit in an FDIC-insured interest-bearing account. The Initial Deposit together with the Additional Deposit shall be





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referred to herein as the "Deposit".  The term "Deposit" a used herein shall, in addition to referring to both the Initial Deposit and the Additional Deposit may also be deemed to refer to either the Initial Deposit or the Additional Deposit, as the context requires. Upon receipt of the Additional Deposit by the Escrow Agent, both Deposits shall become non-refundable to Buyer, and shall be applied to the Purchase Price, unless Seller otherwise defaults in its obligations to close the transaction contemplated by this Agreement in which event the Deposits, together with all accrued interest thereupon, shall be refunded to Buyer. The failure of Buyer to timely deliver any Deposit hereunder shall be a material default, and shall entitle Seller, at Seller's sole option, to terminate this Agreement immediately.

                 (c) Notwithstanding any other provision in this Agreement to the contrary, if prior to the end of the Study Period (as defined in Section 9.01) Buyer should discover one or more condition(s) or defect(s) in or to the Project, or have any objection to the Project which arises pursuant to or in connection with (i) the title commitment, (ii) the Survey or (iii) Buyer's inspection of the Project during the Study Period pursuant. to this Agreement, and such condition(s) or defect(s) could be cured or remedied for an amount not to exceed, in the aggregate, one percent (1%) of the Purchase Price (based upon Buyer's good faith estimate of such costs provided such estimates are supported by documentation reasonably required by Seller) then Buyer shall immediately notify Seller in writing of any such condition(s) requesting that Seller cure or remedy said condition(s) prior to the Closing





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date hereof at Seller's sole expense, said written notice also to include all documentation reasonably required by Seller in support of Buyer's estimate to remedy the condition(s) (the "Cure Notice"). Within three (3) business days after receipt of the Cure Notice, Seller shall notify Buyer in writing whether or not Seller elects to cure or remedy any condition(s) which is the subject of a Cure Notice. If Seller elects not to cure or remedy such condition(s), or if Seller fails to notify Buyer of its election to cure any condition(s) which is the subject of a Cure Notice within three (3) business days as provided hereinabove, then Buyer shall have the right to (i) terminate this Agreement by written notice to Seller and obtain an immediate refund of any Deposit, together with any interest thereon, in which case neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), and each party shall bear its own costs incurred hereunder, or (ii) Buyer may elect to proceed with the purchase of the Project subject to such condition(s) specified in any such Cure Notice, and. in such event, the Purchase Price shall be adjusted at Closing by the amount set forth in the Cure Notice with respect to the estimated cost to remedy such condition(s); provided however, nothing herein shall obligate Seller to institute litigation to satisfy any such condition(s), or obligate Seller to expend any amounts in excess of one percent (1%) of the Purchase Price to remedy such condition(s) (excluding all costs associated with the assumption of the Jackson Loan and release of the guarantors thereunder, which are the subject of the provisions of Section 2.01(b) hereof.





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                 (d)      The Escrow Agent joins in the execution of this
Agreement for the purpose of acknowledging receipt of the Deposit and agreeing to hold and release the Deposit in accordance with the terms and provisions of this Agreement.
                 (e) If there is a dispute between Seller and Buyer concerning Seller's or Buyer's right to receive the Deposit, or the proceeds of collection thereof, Escrow Agent shall continue to hold the Deposit until the dispute is resolved by Seller and Buyer or until otherwise directed by a court of competent jurisdiction. Upon termination of the escrow, all interest earned on the investments shall be paid to the party entitled to receive the principal thereof.

                                   SECTION 3

                                  THE CLOSING

         3.01 Closing. All documents necessary or appropriate to transfer the Project shall be delivered and closing (the "Closing") shall be held on, or in Buyer's sole discretion, provided that Seller is furnished with three (3) days prior written notice of the earlier Closing Date, before, the date that is thirty (30) days after expiration of the Study Period (as defined in Section
9.01 hereof) Closing shall occur at the offices of Hale and Dorr LLP, 1455 Pennsylvania Avenue, N.W., Washington, D.C. 20004.

         3.02 Conditions to Closing. It is a condition precedent to Buyer's obligation to close hereunder that as of the Closing (i) Seller shall have performed all of its covenants





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contained in this Agreement, and all of Seller's representations and warranties contained in this Agreement shall be true and accurate in all material respects on and as of the date of Closing as if made anew on that date, (ii) Title Company shall stand ready to issue the Title Policy in the form described in
Section 1.02(a) hereof, and (iii) Seller shall have delivered to the Title Company the items described in Section 10.

                                   SECTION 4

                        SELLER'S PRE-CLOSING DELIVERIES

         Seller shall deliver to Buyer, at Seller's sole cost and expense, within five (5) days after execution of this Agreement copies of the following documents relating to the Project (all of the following documents and other items, together with the Additional Deliverables (hereinafter defined) shall be 'referred to herein collectively as the "Pre-Closing Deliverables"):

         4.01 Leases. True and correct copies of the Leases and all proposed additional Leases of space in the Premises currently being negotiated by Seller.

         4.02 Ground Lease. A true and correct copy of the Ground Lease and all amendments and modifications thereof, including all material correspondence between Seller and the ground lessor with respect thereto.





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         4.03    Permits.  To the extent in Seller's possession, copies of all building permits, certificates of occupancy and governmental permits.

         4.04 Taxes. A copy of the most recent available real estate and personal property tax statements for the Project.

         4.05 Plans and Specifications. To the extent in Seller's possession (i) originals (or copies, if originals are not available) of the "as-built" plans and specifications for the existing, and any proposed, improvements to the Project (the "Plans and Specifications") and (ii) a copy of all guaranties and warranties currently in effect made by any person for the benefit of Seller with respect to all or any part of the Project in connection with the construction and equipping of the Project.

         4.06 Title Matters/Survey. To the extent in Seller's possession, a copy of Seller's existing Owner's Title Insurance Policy insuring Seller's ownership of the Land, a copy of Seller's most recent survey of the Land and a copy of the site plans of the Project, all of which, if available, are attached hereto as Exhibit B.

         4.07 Utility Bills. Copies of all utility bills relating to the Project for the prior 12-month period.





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         4.08    Personal Property.  A list of all Personal Property currently used in the maintenance and operation of the Project.

         4.09 Service/Equipment Contracts. Copies of all Service/Equipment Contracts (hereinafter defined in Section 5.03).

         4.10 Insurance Policies. Copies of all insurance policies (collectively, the "Insurance Policies") pertaining to the Project.

         4.11 Loan Documents. Copies of all documents evidencing the Jackson Loan.

         4.12 Financial Statements of the Project. A copy of the financial statements for the most recently concluded fiscal year showing all items of income and expenses, and monthly operating statements for the Project for the year-to-date.

         From time to time thereafter, Seller shall deliver to Buyer all information pertaining to the Project prepared by or on behalf of Seller, or in Seller's possession, which may reasonably be requested by Buyer (collectively, the "Additional Deliverables").





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                                   SECTION 5

                    REPRESENTATIONS AND WARRANTIES OF SELLER


         Seller represents and warrants to Buyer as of the date hereof and as of the Closing as follows:

         5.01 Ownership. Seller is the owner of the Project of record and in fact, legally and beneficially, and, to the best of its knowledge, has good, marketable and insurable title to the Project. There are no options to purchase the Project which are effective, nor has Seller previously entered into any other contract of sale or agreement of any kind with a party other than Buyer which is presently effective and which will not be terminated before the date of this Agreement.

         5.02    Leases.

                 (a) As of the date of the Agreement there are no leases, subleases, licenses or other rental agreements or occupancy agreements (written or verbal) which grant any possessory interest in and to any space situated on or in any of the Premises or that otherwise give rights with regard to use of any portions of any of the Premises other than the Leases delivered pursuant to
Section 4.01 hereof (said leases, together with any and all amendments, modifications and supplements thereto and guarantees thereof and leases entered into after the date hereof in accordance with this Agreement, are herein referred to collectively as the "Leases");





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                 (b)      The copies of the Leases provided to Buyer pursuant
to Section 4.01 are true, accurate and complete as of the date hereof, are, to the best of Seller's knowledge, in full force and effect and none of them has been modified, amended or extended; attached as Exhibit C is a Certified Rent Roll, which Seller hereby certifies is true, accurate and complete in all material respects, setting forth the Leases;

                 (c) No renewal or extension options have been granted to tenants other than as now set forth in the Leases;

                 (d) No tenant, or any other person, entity or association has an option to purchase, right of first refusal, right of first offer or other similar right in respect of all or any other portion of the Premises;

                 (e) No tenant is entitled to rental concessions or abatements for any period subsequent to the Closing other than as set forth or permitted in the Leases;

                 (f) To the best of Seller's knowledge, no parties to any of the Leases are in default nor do any conditions exist that with the passage of time, or giving of notice shall constitute a default;





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                 (g)      To the best of Seller's knowledge, Seller has
received no notice of any action or proceeding instituted against Seller by any tenant of any portion of the Project;

                 (h) There are no security deposits or other deposits other than those set forth in the Lease; and

                 (i) No rent has been paid more than one month in advance under any Lease.

         5.03 Service and Management Contracts. To the best of Seller's knowledge, the agreements provided under Section 4.09 are all of the agreements concerning the operation and maintenance of the Project entered into by Seller and affecting the Project (collectively, "Service/Equipment Contracts").
Seller is not in default under any of the Service/Equipment Contracts and, to the best of Seller's knowledge, no other parties to any of the Service/Equipment Contracts are in default, nor do any conditions exist that, with the passage of time, or giving of notice, or both, shall constitute a default. To the best of Seller's knowledge, the copies of the Service/Equipment Contracts provided to Buyer pursuant to Section 4.12 are true, accurate and complete as of the date hereof, are in full force and effect and none of them has been modified, amended or extended.

         5.04 Hazardous Substances. The Project has not been used by Seller for the generation, treatment, storage or disposal of any hazardous substances during the period in





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which Seller has owned the Project and, to the best of Seller's knowledge, during the period of time prior to Seller's ownership and, to the best of Seller's knowledge, there exist no hazardous substances on, under or at the Premises. To the best of Seller's knowledge, there are no underground storage tanks located on or under the Premises. For the purposes of this Section 5.04 "hazardous substances" shall include "hazardous substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq., and regulations adopted pursuant to said Act, or any similar environmental protection law of the or its political subdivisions.

         5.05 Ability to Perform. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Maryland. Seller has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, subject to creditors' rights, bankruptcy and any other equitable principles. The execution and delivery of this Agreement by the party signing on behalf of Seller has been duly authorized. To the best of Seller's knowledge, no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by Seller or the taking by Seller of any action contemplated by this Agreement.

         5.06 Compliance with Laws. Neither the entering into of this Agreement nor the consummation of the transaction contemplated hereby will constitute or result in a violation or breach by Seller of any judgment, order, writ, injunction or decree issued against or imposed upon it, or will result in a violation of any applicable law, order, rule or regulation of any governmental authority. There are no actions, suits, proceedings, arbitrations or investigations pending or, to the best of Seller's knowledge, threatened (i) against, relating to or affecting Seller which might interfere in a material respect with the transaction contemplated by this Agreement, become a cloud on the title to the Project or any portion thereof or otherwise affect the Project or Seller's ability to consummate the transaction contemplated hereby or (ii) against, relating to or affecting the Project.

         5.07 No Violation Notice. To the best of its knowledge, Seller has not received written notice:

                 (a) from any federal, state, county or municipal authority alleging any material fire, health, safety, building, pollution, environmental, zoning or other violation of law in respect of the Premises or any part thereof, including, without limitation, the occupancy or operation thereof, which has not been corrected;

                 (b) concerning the possible or anticipated condemnation of any part of the Project, or the widening, change of grade or limitation on use of streets abutting the same or concerning any special taxes or assessments levied or to be levied against the Premises or any part thereof;

                 (c) concerning any change in the zoning classification of the Premises or any part thereof.

         If any such notice is received prior to the Closing, Seller shall promptly notify Buyer thereof and comply with any requirements of such notice pursuant to Section 6 hereof prior to the Closing.

         5.08 Assessments. To the best of Seller's knowledge, there are no pending or proposed special assessments affecting or which may affect the Project or any portion thereof.

         5.09 Jackson Loan. Seller has provided true, correct and complete copies of all documents evidencing the Jackson Loan, the Jackson Loan is in full force and effect, and there are no defaults under the Jackson Loan.

         5.10    Miscellaneous Representations and Warranties.

                 (a) The business operations of the Project will be conducted in the usual and normal manner until the Closing. After the expiration of the Study Period, Seller shall not, without the prior written consent thereto of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned, make (or knowingly permit) any material physical change in the Project.

                 (b) Prior to the expiration of the Study Period, Seller shall not, without the prior written consent thereto of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned, enter into any lease affecting the Project or alter, modify, terminate or renew any existing Lease. After the expiration of the Study Period, Seller shall not, without the prior written consent of Buyer, which consent may be withheld by Buyer for any reason or no reason at all, enter into any lease affecting the Project or alter, modify, terminate or renew any existing Lease.

                 (c) Seller is not a "foreign person , as defined in the Internal Revenue Code.

                 (d) The premiums are paid and current for the Insurance Policies and to the best of Seller's knowledge, the Insurance Policies are in full force and effect.

         5.11 Additional Representation and Warranties Regarding Land Under A Ground Lease

                 (a) A true, correct and complete copy of the Ground Lease is attached hereto as Exhibit D. The Ground Lease is in full force and effect and has not been materially modified, altered or amended other than as included in Exhibit D. Neither of the ground lessor nor the Seller is in default under any of the terms or conditions of the Ground Lease nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default, nor has Seller received any written notice of a default by Seller under the Ground Lease, which default remains uncured. All payments of rent and other charges under the Ground Lease which were due and payable by Seller prior to the date hereof under the terms of the Ground Lease has been paid and no additional payments or other obligations are currently due and owing under such terms.

                 (b) Ground Lessor Estoppel Certificates. Seller shall deliver to Buyer a Ground Lessor Estoppel Certificate in substantially the form attached hereto as Exhibit E from the ground lessor prior to Closing.

         5.12 Notice of Change. In the event that Buyer becomes aware at any time prior to Closing that a representation or warranty made by Seller herein, while true as of the date made, no longer remains true in all material respects, due to a change of circumstances beyond the reasonable control of Seller subsequent to the date of this Agreement, Buyer shall promptly give written notice of such fact to Seller. Seller shall use its reasonable efforts to remedy such change of circumstances that causes the representation or warranty to be untrue. In the event Seller is unable to remedy such change of circumstances by the Closing, then Buyer shall have the option to (a) terminate this Agreement, whereupon all obligations of all parties hereto shall cease except for those obligations which survive a termination, and the Deposit shall be returned to Buyer, or (b) proceed with Closing notwithstanding such change of circumstances with no adjustment to the Purchase Price.

         5.13 No Other Representations or Warranties. Except as set forth in Sections 5.01 through 5.12 hereof, Seller disclaims the making of any representations or warranties, express or implied, regarding the Project or matters affecting the Project, including, without limitation, the physical condition of the Project, the existence of certain wetlands on the Project, the quality of any work or materials used in connection with the improvements on the Project, title to or the boundaries of the Project, pest control matters, soil condition, hazardous waste, toxic substance or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, the development potential of the Project and the Project's use, fitness, value or adequacy for any particular purpose, and all other information pertaining to he Project. Buyer, moreover, acknowledges (i) that Buyer has entered into this Agreement with the intention of making and relying upon its own independent investigation, inspection, analysis, examination and evaluation of the physical, environmental, economic and legal condition of the Project and all other relevant facts and circumstances and (ii) that, except as set forth in Sections 5.01 through 5.12 hereof, Buyer is not relying upon any representations and warranties made by Seller, Seller's agents, brokers, management agent or anyone else acting or claiming to act on Seller's behalf concerning the Project. Buyer further acknowledges that it has not received from Seller any investment, accounting, tax, legal, environmental, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of its own investment, accounting, tax, legal environmental, architectural, engineering, property management and other advisors. Subject to the provisions of Sections 5.01 through 5.12 of this Agreement, Buyer shall accept the Project in its "as-is, where-is" condition, with all faults, on the Closing, and assumes the risk that adverse physical, environmental, economic or legal conditions may not have been revealed by its investigation.

         Buyer hereby specifically acknowledges that Buyer has carefully reviewed this Section 5.13 and discussed its import with legal counsel and that the provisions of this Section 5.13 are a material part of this Agreement. The disclaimer contained in this Section 5.13 shall not merge with the transfer of the Project and shall survive Closing, without any limitation as to a survival period.

                                   SECTION 5A

         Buyer represents, warrants and covenants to Seller as of the date hereof and as of the Closing as follows:

         5.0lA Ability to Perform. Buyer is a corporation organized, validly existing and in good standing under the laws of the State of Ohio. Buyer has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, subject to creditors' rights, bankruptcy and other equitable principles. The execution and delivery of this Agreement by the party signing on behalf of Buyer has been duly authorized. No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental authority or agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by Buyer or the taking by Buyer of any action contemplated by this Agreement.

         5.02A Compliance with Laws, etc. Neither the entering into of this Agreement nor the consummation of the transaction contemplated hereby will constitute or result in a violation or breach by Buyer of any judgment, order, writ, injunction or decree issued against or imposed upon it, or will result in a violation of any applicable law, order, rule or regulation of any governmental authority. There are no actions, suits, proceedings, arbitrations or investigations pending or, to the best of Buyer's knowledge, threatened against, relating to or affecting Buyer which might interfere in a material respect with the transaction contemplated by this Agreement or otherwise affect Buyer's ability to consummate the transaction contemplated hereby. There are no facts, events, conditions or occurrences by reason of which any such action, suit, proceeding, arbitration or investigation may be brought by any person or entity against Buyer.

         5.03A Bankruptcy. No attachment, execution, assignment, for the benefit of creditors or voluntary proceedings in bankruptcy has been commenced by the Buyer and, to the best of Buyer's knowledge, no such action has been contemplated or threatened, nor has any involuntary proceedings in bankruptcy been commenced against the Buyer.

         5.04A Miscellaneous Agreements. Buyer acknowledges that all information with respect to the Project furnished to Buyer, including, without limitation, Pre-Closing Deliverables (collectively, the "Confidential Information"), is and has been so furnished on the condition that Buyer maintains the confidentiality thereof. Accordingly, Buyer shall, and shall cause its directors, officers, employees, agents, contractors and representatives to, hold in strict confidence, and not disclose to any other person or entity without the prior written consent of Seller until the Closing shall have been consummated, any of the Confidential Information in respect of the Project delivered to Buyer by Seller or any of its agents, representatives, directors, officers or employees. If the Closing does not occur and this Agreement is terminated, Buyer shall promptly return, or cause to be returned, to Seller all copies of such Confidential Information without retaining, or permitting retention of, any copy thereof. Notwithstanding anything to the contrary hereinabove set forth, Buyer may disclose such Confidential Information (i) on a need-to-know basis to its employees, its title insurer and members of professional firms serving it in connection with this transaction, including, without limitation, its attorneys, architects, environmental consultants and engineers, and its clients; (ii) as any governmental agency or authority may require in order to comply with applicable laws or regulations; and (iii) if required by an order of any court of competent jurisdiction, and this provision shall survive Closing.

                                   SECTION 6

                               VIOLATIONS OF LAW


         6.01 Responsibility for Violations. All notices of violations of laws, ordinances, or regulations ("Violations of Law"), which are issued or sent prior to the Closing by any governmental department, agency or bureau having jurisdiction as to conditions affecting the Project shall be remedied or complied with by Seller prior to Closing; provided, however, that if Seller is unable to remedy such Violations of Law or comply with such notices by the Closing then Buyer shall have the option to (a) terminate this Agreement, whereupon all obligations of all parties hereto shall cease, the Deposit shall be returned to Buyer and this Agreement shall be void and without recourse to the parties hereto, except for provisions which are expressly stated to survive such termination; or (b) proceed with Closing notwithstanding such Violations of Law. Notwithstanding any term or provision contained herein to the contrary, in no event shall Seller be obligated to spend more than $20,000 to remedy any Violations of Law. In the event the Violations of Law require Seller to spend more than $20,000 in the aggregate to remedy, Seller shall notify Buyer of its election not to remedy such Violations of Law, and Buyer shall elect, by written notice to Seller within five (5) days of receipt of such notification from Seller, to either (i) waive its objection to such Violations of Law and proceed to Closing or (ii) terminate this Agreement and obtain a refund of the Deposit.

                                   SECTION 7

                                   INSURANCE

         7.01 Maintenance of Insurance. Until the Closing, Seller shall maintain its present insurance on the Project, which insurance in respect of fire and casualty shall be covered by a standard All-Risk Policy in an amount at least equal to the full replacement value of the Project. Subject to the provisions of Section 7.02, the risk of loss in and to the Project shall remain vested in Seller until the recordation of the Deed to Buyer.

         7.02 Casualty or Condemnation. If prior to the Closing, the Project or any "material" portion thereof is damaged or destroyed by fire or casualty, or any part of the Project is taken or threatened to be taken by eminent domain by any governmental entity, then Buyer shall have the option, exercisable by written notice given to Seller at or prior to the Closing, either to (a) terminate this Agreement, whereupon all obligations of all parties hereto shall cease, the Deposit shall be returned to Buyer and this Agreement shall be void and without recourse to the parties hereto except for provisions which are expressly stated to survive such termination; or (b) proceed with the purchase of the Project, and in such case, unless Seller shall have previously restored the Project to its condition prior to the occurrence of any such damage or destruction, Seller shall pay over or assign to Buyer, without recourse, all amounts received or due (plus an amount equal to the sum of any deductible under any insurance policy covering the Project) from, and all claims against, any insurance company or governmental entity as a result of such destruction or taking. Within thirty (30) days after receipt of written notice of such casualty or condemnation, Buyer will advise Seller in writing whether Buyer desires to proceed with this transaction in light of such casualty or condemnation. The term "material" as used in this Section 7.02 shall mean damage or destruction in an amount equal to or greater than $200,000.

                                   SECTION 8

                     SELLER'S OBLIGATIONS PRIOR TO CLOSING


         Seller covenants that between the date of this Agreement and the Closing (all of which must be true and correct in all material respects as of the Closing and shall constitute condition precedents to Buyer's obligation to close hereunder):

         8.01 Replacement of Personal Property; Inventory. No material personal property included as part of the Project shall be removed from the Project unless the same is replaced with similar items of at least equal quality prior to the Closing.

         8.02 Prudent Business Practices. Seller shall maintain the Project in good operating condition and repair, shall not commit or allow to occur waste of the Project so that the Project, except for normal wear and tear, is in good repair on the date of Closing and substantially the same state of repair and condition as existed as of the Effective Date.

         8.03 Tenant Estoppels. Seller shall use reasonable efforts to obtain and deliver to Buyer at least (5) business days prior to the Closing an executed estoppel letter, in form reasonably satisfactory to both Seller's and Buyer's counsels, a proforma copy being attached hereto as Exhibit G (the "Tenant Estoppels"), from tenants whose leases constitute in the aggregate not less than eighty percent (80%) of the rentable square footage of the Improvements, or in the form described or contemplated in the lease, the substance and content of which must be consistent in all material respects with the Lease.

         Upon delivery to Buyer prior to or after Closing of a Tenant Estoppel confirming the matters set forth in Section 5.02 hereof as to such tenant's Lease, the representations and warranties of the Seller set forth in Section
5.02 hereof shall be deemed terminated and the Seller shall have no liability to the Buyer therefor.

         Notwithstanding the foregoing, Buyer acknowledges and agrees that, with respect to any Lease with any U.S. governmental agency and Leases with State agencies, Buyer shall be deemed to have satisfied its obligation to deliver an estoppel certificate if it uses reasonable efforts to obtain from such U.S. governmental agency a Lease Status Report or from the State agencies their form of estoppel certificate or lease status report. If Buyer does not terminate this Agreement prior to the expiration of the Study Period, Buyer shall be deemed to have accepted the Tenant Estoppels for all purposes and Seller shall be deemed to have satisfied this covenant. Seller shall reasonably cooperate with Buyer and any lender of Buyer in connection with obtaining subordination, non-disturbance and attornment agreements and tenant estoppels required by any lender of Buyer from the tenants occupying space within the Project.

                                   SECTION 9

                                  STUDY PERIOD


         9.01 Study Period. Buyer shall have until 6:00 p.m. on the date that is forty-five (45) days following the Effective Date hereof (the "Study Period") to perform a feasibility study of the Project, including, but not limited to, test borings, soil analyses, hydrologic and environmental surveys, marketing and feasibility studies, structural and engineering investigations, auditing of the books and records of the Seller and the Project, financial analyses and verifications of existing zoning and status of title and conferences with governmental staff members. In the event that any such examinations, studies, tests, reviews and/or inspections cause Buyer, in its sole and absolute discretion, to believe that it is not prudent to proceed to Closing, then Buyer may, at any time during the Study Period, terminate this Agreement by giving written notice of such termination to Seller, whereupon the parties hereto shall be released from any and all further liability and obligation hereunder and the Initial Deposit shall promptly be returned to Buyer. In the event Buyer does not terminate the Agreement as provided in this
Section 9.01, Buyer and/or its designees shall have the continued right until Closing, as hereinafter defined, to inspect, survey and make other tests of the Project.

         9.02 Access. Upon execution of this Agreement, Buyer and its agents shall have full access to the Project, subject to the rights of tenants with reasonable notice to them, and full access during business hours upon reasonable advance notice to Seller to all books, records, files, financial data, leases and contracts relating to the Project. Seller reserves the right to have a representative present during any such inspections. Buyer and its agents shall have the right to inspect and copy the foregoing documents, conduct all surveys, tests, test borings, soil analyses, engineering, hazardous waste and environmental studies, studies, examinations and to make such inquiries concerning the Project as Buyer may determine necessary or desirable. Seller shall use reasonable efforts to cooperate in such examinations and shall instruct Seller's agents, servants, employees, and representatives to cooperate in assisting Buyer in the exercise of Buyer's study rights including, without limitation, allowing Buyer access to such materials in the Project Manager's office or elsewhere. In the event Buyer enters upon the Project for purposes of this Section 9.02, Buyer will indemnify, defend and hold harmless Seller and its agents, servants and employees from and against any loss, cost, expense, claim or liability made against Seller or its agents, servants or employees as a result of such entry, including, without limitation, the costs of restoring the Project to its original condition existing immediately prior to Buyer's action, or death or injury to any person which occurs as a result of the acts or omissions of Buyer or any of its employees, consultants, engineers, agents and representatives, during any entry onto or inspection of the Project, or during the conduct of any of the Feasibility Studies, by Buyer or any of its employees, agents or representatives. Buyer agrees to restore the Project to its condition existing immediately prior to Buyer's or its agent's actions. This Section 9.02 shall survive any termination of this Agreement or Closing hereunder. Seller shall also furnish Buyer, within the Study Period, all additional information which Buyer may reasonably request with respect to the Seller, the Project or the operation of the Project.

                                   SECTION 10

                          SELLER'S CLOSING OBLIGATIONS


         10.01 Closing Deliveries and Obligations. At or prior to the Closing, Seller shall deliver the following to Buyer (all of which shall constitute condition precedents to Buyer's obligation to close hereunder):

                 (a) Deed; Bill of Sale. The Deed and Bill of Sale, all in form reasonably satisfactory to Buyer's counsel, duly executed and acknowledged, which together convey the Project to Buyer, subject only to the Permitted Exceptions.

                 (b) Assignment of Leases. An assignment of the Leases, in form satisfactory to Buyer's counsel.

                 (c) Lease Records. The original Leases, or to the extent not in Seller's possession, photocopies, certified by Seller as true and complete, of Leases, and all rent records and related documents in the possession or under the control of Seller. To the extent any deposits are in a form other than cash, such deposits shall be transferred to Buyer at Closing in a manner reasonably acceptable to Buyer.

                 (d) Plans, Specifications, Warranties, Guaranties and Licenses. To the extent in Seller's possession, copies of all current site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans or studies of any kind that relate to all or any part of the Project. Seller shall also deliver
(i) originals (or copies, if originals are not then available) of all then effective assignable guaranties, warranties and/or payment and performance bonds made by any person for the benefit of Seller, with respect to the Project or any of its components, together with an instrument assigning such guaranties and warranties to Buyer and (ii) originals (or copies, if originals are not then available) of all certificates, Licenses, permits, authorizations and approvals issued for or with respect to the Project by governmental and quasi-governmental authorities having jurisdiction, to the extent such items are in Seller's possession.

                 (e) Title Affidavits. Such affidavits, indemnities and lien waivers as Buyer's title insurer may reasonably require.

                 (f) Files. To the extent available, originals (or copies, if originals are not available) of all documents and books and records necessary for the continued operation of the Project, other than proprietary information, including without limitation, lease files, rent records, escalation records and statements and maintenance records.

                 (g) Notices of Sale. Sufficient original letters, executed by Seller in form and substance satisfactory to Buyer, advising tenants under the Leases of the sale of the Project to Buyer and directing that all rents and other payments thereafter becoming due be sent to Buyer or as Buyer may direct.

                 (h) Certificate as to Representations, Warranties and Covenants. A certificate by Seller to the effect that all of the representations, warranties and covenants of Seller set forth in Sections 5 and 8 remain true and correct in all material respects as of the Closing.

                 (i) Notices. Any required approval or notice required by any federal, state or local government authority required in connection with the transfer of the title hereunder.

                 (j) Evidence of Tax Payments. A receipt or receipts from the appropriate taxing authorities evidencing that all real estate taxes and personal property taxes affecting the Project are not delinquent.

                 (k) Organizational Documents. The organizational documents of Seller together with an original resolution of Seller authorizing the execution of this Agreement, the conveyance documents and all other documents to be executed by Seller and the performance by Seller hereunder and thereunder together with a good standing certificate of Seller.

                 (l) Assumable Financing. The Jackson Loan Documents, if any, and an assignment thereto.

                 (m) Assignment and Assumption of Ground Lease. The Assignment and Assumption of the Ground Lease, in substantially the form attached as Exhibit F.

         10.02 Possession. At the Closing and as a condition precedent to Closing, Seller shall deliver full possession of the Project, free of all tenants or occupants other than under the Leases, which Leases shall be in full force and effect.

         10.03 Seller's Covenant and Indemnity. As additional consideration for Buyer's purchasing the Project and paying the Purchase Price to the Seller, Seller hereby covenants and agrees to (i) remain fully liable for the performance and payment of all tenant improvements and the payment of all leasing commissions currently due and owing (including any delinquent amounts) under any of the Leases or under any leasing/commission agreement or which shall hereafter be due and owing under any of the Leases or under any leasing/commission agreement, excluding, however, tenant improvement costs and leasing commissions with respect to any option to renew or extend leases, it being expressly understood and agreed that Buyer is not assuming the obligations to perform or pay for any tenant improvements or to pay for any leasing commissions which have heretofore accrued, and which are now owing under any of the Leases or under any leasing/commission agreement other than as aforesaid, and (ii) indemnify, defend and hold Buyer (together with its officers, directors, partners, and employees) harmless from and against all claims, demands, causes of actions, judgments, damages, costs and expenses (including, without limitation, reasonable, actual attorneys' fees and court costs), deficiencies, settlements and investigations which relate to matters, actions or omissions which arise out of or are based upon any of the following:

                 (a) any obligation under any contracts, agreements and writings entered into by or on behalf of Seller in respect of the use, construction, operation, ownership, occupancy or maintenance of any portion of the Project arising out of an event occurring on or before Closing;

                 (b) any accident, injury, death or damage whatsoever caused to any person or entity or loss of property, occurring in or about the Premises or any part thereof, or on any other property connected with or adjacent thereto on or before the Closing; or

                 (c) any breach of the covenant set forth in Section 10.03(i), above, or with respect to any payment or performance obligation under any of the Leases for tenant improvements or under any of the Leases and/or leasing/commission agreements for leasing commissions which have heretofore accrued or which are now due and owing.

                 (d) any breach of a representation or warranty set forth in Section 5, above.

                 This Section 10.03 shall survive the Closing until the first anniversary of the Closing; provided, however, the representations set forth in
Section 5.02, above, shall survive until the expiration of each lease currently in effect at the Project.

                                   SECTION 11

                          BUYER'S CLOSING OBLIGATIONS

         At the Closing, Buyer shall:

         11.01 Payment of Purchase Price. Deliver to Seller the Purchase Price, as adjusted for apportionments under Section 12 and any other adjustments thereto required pursuant to the express provisions of this Agreement.

         11.02 Assumable Financing. Deliver the assumption, if applicable, of the Jackson Loan Documents and other documents relative thereto as required by Lender and the Escrow Agent.

         11.03 Closing Certificate. A certificate by Buyer (i) to the effect that all of the representations, warranties and covenants of Buyer set forth in
Section 5A remain true and correct in all material respects as of the Closing and (ii) confirming the waivers and acknowledgments set forth in Section 5.13 hereof.

         11.04 Indemnity. Buyer hereby covenants and agrees to indemnify, defend and hold Seller (and it's general partner, together with their respective officers, directors and employees) harmless from and against all claims, demands, causes of actions, judgments, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs), deficiencies, settlements and investigations which relate to matters, actions or omissions which arise out of or are based upon any obligations under any of the Jackson Loan Documents (except for liability with respect to matters which first arose and pertain to the period of time during which Seller owned the Project).

         11.05 Other Documents. Deliver any other documents required by this Agreement to be delivered by Buyer, including, without limitation, the Bill of Sale, Assignment of Leases, and the Assignment and Assumption of Ground Lease.

                                   SECTION 12

                       APPORTIONMENTS AND ADJUSTMENTS TO
                        PURCHASE PRICE;CLOSING EXPENSES

         12.01 Apportionments. The following items shall be prorated as of 12:01 A.M. on the Closing and the net amount thereof shall be added to or deducted from, as the case may be, the amount of the Purchase Price to be paid at the Closing;

                 (a) general real estate, personal property and ad valorem taxes and assessments for the current tax year of the Project. If any such taxes or assessments are payable in installments all installments due through the Closing together with the accrued but unpaid portion of any other installments not yet due as of the Closing shall be paid for by the Seller;

                 (b) taxes, water, sewer and front foot benefit charges, and charges for electricity, gas, telephone and other utilities and license fees;

                 (c) rent and other charges under the Leases (to the extent monies have actually been collected therefor);

                 (d) all other income and expenses relating to the Project; and

                 (e) any other items that are customarily prorated in transactions of this nature.

         Buyer shall assume, as of the Closing, all obligations of Seller under the Ground Lease, provided that all obligations under the Ground Lease are paid current as of the Closing.

         Any and all security deposits, prepaid rent and all interest earned thereon shall be a credit to Buyer at Closing. Seller shall be fully liable for any wages and other amounts due and owing any employees at the Project. Seller shall retain, and shall not be entitled to any credit for, the deposits, if any, made by Seller in connection with the provision of electric, sewer, water, telephone and other utility services to the Project.

         For purposes of calculating prorations, Buyer shall be deemed to be in title to the Project, and, therefore, entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty-five (365) day year. The amount of such prorations shall be initially performed by Title Company at Closing but shall be subject to adjustment in cash after the Closing outside of escrow as and when complete and accurate information becomes available, if such information is not available at the Closing. Seller and Buyer agree to cooperate and use their best efforts to make such adjustments no later than sixty (60) days after the Closing (except with respect to property taxes, which shall be adjusted within sixty (60) days after the tax bills for the applicable period are received).

         Without limiting the generality of the foregoing, Seller and Buyer hereby agree that with respect to any year-end reconciliations of reimbursable expenses under the Leases, Seller and Buyer shall cooperate to complete such reconciliations as soon as possible after the Closing, with Seller responsible for amounts owing to tenants under the Leases, and entitled to Rents (hereinafter defined) payable by tenants under the Leases (as the case may be), with respect to periods prior to the Closing, and with Buyer responsible for amounts owing to tenants under the Leases, and entitled to Rents payable by tenants under the Leases (as the case may be), with respect to periods from and after the Closing (and, with respect to any such amounts payable to Seller, Buyer shall have no obligation to collect such Rents, including having no obligation to institute legal proceedings, including any action for unlawful detainer, against a tenant owing any such Rents, and to the extent Buyer actually receives any delinquent Rents owing to Seller Buyer shall tender the same to Seller to the extent of amounts delinquent and actually due Seller but only after (y) reimbursing Buyer for its actual out-of-pocket costs and expenses of collection incurred with respect to such tenant, and (z) all Rents due and owing to Buyer have been paid to Buyer in full (including, without limitation, the payment to Buyer of delinquencies in Rent owing to Buyer)).

         The term "Rent" as used herein shall mean all rents, including any percentage rent and any accrued tax and operating expense escalation, charges, and other revenue of any kind generated from or in connection with the Leases. Except as set forth in this Section 12.01 all items of income and expense which accrue for the period prior to the Closing will be for the account of Seller and all items of income and expense which accrue for the period on and after the Closing will be for the account of Buyer. Buyer shall receive a credit against the Purchase Price for all amounts of Rent which are allocable to the period on and after the Closing and which have been prepaid as of the Closing Date. The provisions of this Section 12.01 shall survive the Closing.

         12.02 Operating Expense Pass-throughs. With respect to expenses of the Project which are chargeable to the tenants pursuant to the provisions of the Leases (the "CAM Charges"), Seller shall determine (1) the amount of those expenses paid or payable by Seller from January 1 in the year in which the Closing occurs through the date of Closing (or, with regard to taxes and assessments, the amount of the proration thereof charged to Seller) and (2) the amount tenants have paid to Seller from January 1 in the year in which Closing occurs until the date of Closing as the tenants' pro rata share of such tenant expenses. Buyer shall be entitled to a credit at Closing equal to the amount Seller has received as of the Closing Date as pro rata expense payments from tenants in excess of the expenses paid or payable by Seller through the Closing Date. If accurate allocations of CAM Charges cannot be made at Closing because current bills are not obtainable, the parties shall allocate such expenses at Closing on the best and most current information available, subject to adjustment in cash after the Closing outside of escrow as and when final bills or other evidence of the applicable expense are received. Buyer shall also be entitled to a credit at Closing equal to any CAM Charges for 1997 and prior years which are owing to any of the tenants of the Project which are presently in occupancy. The provisions of this Section 12.02 shall survive the Closing.

         12.03 Closing Expenses. Buyer and Seller shall each pay fifty percent (50%) of the costs of (i) the survey of the Premises, (ii) the charges for the title commitment and report, (iii) the premium for the Title Policy,
(iv) any and all state and local transfer, recordation and documentary taxes and any and all recording costs applicable to the transactions contemplated herein, (v) all escrow charges and (vi) closing costs. Each party will be responsible for its own legal fees, consultant's fees and costs of inspection. Seller shall pay any and all fees, expenses and other costs associated with Buyer's application and assumption of the Jackson Loan including, without limitation, any application fees, review fees, processing fees, transfer/assumption fees and Lender's costs and expenses. The provisions of this Section 12.03 shall survive the Closing.

                                   SECTION 13

                               FAILURE TO PERFORM

         13.01 Defective Title. If Seller is unable to give title or to make conveyance, or to deliver possession of the Project, or to satisfy all of the terms and conditions precedent to closing as set forth in this Agreement, all as herein stipulated, or if on the scheduled Closing date the Project does not conform with the provisions hereof, Buyer may elect, by written notice given to Seller on or before the Closing, either (a) to take title as provided in
Section 13.02 (b) to extend, without any additional cost or expense to Buyer, the scheduled Closing to the fifth (5th) business day after the date of satisfaction of such condition without any additional cost or expense to Buyer during which period Seller shall remove all encumbrances, if any, which secure the payment of money, including, but not limited to, attachments and liens, and Seller shall use reasonable efforts to remove all other defects in title in accordance with Section 1.02(c), and to deliver possession and satisfy all conditions to Closing as provided herein, and to make the Project conform to the provisions herein, as the case may be, or (c) to terminate this Agreement as provided in Section 13.03.

         13.02 Buyer's Election. Buyer shall have the right to elect, in its sole discretion, at the Closing, as originally scheduled or as extended pursuant to Section 13.01, to accept such title as Seller can deliver to the Project in its then condition and to pay therefor the Purchase Price reduced by the sum of an amount equal to the sums required to remove all mortgages, liens or encumbrances which secure the payment of money and that do not constitute Permitted Exceptions.

         13.03 Seller's Default. If at the Closing, as originally scheduled or as extended pursuant to Section 13.01 Seller is unable to give title or to make conveyance, or to deliver possession of the Project, or to satisfy all of the terms and conditions precedent to Closing as set forth in this Agreement, all as herein stipulated, or if on such date the Project does not conform with the provisions hereof, and Buyer does not elect to take title as provided in
Section 13.02 Seller shall be in default under this Agreement and the Deposit shall be forthwith returned to Buyer, and Buyer may pursue the right to compel specific performance and the right to collect its costs and expenses incurred in connection therewith.

         13.04 Buyer's Default. The parties acknowledge that in the event of Buyer's failure to fulfill its obligations hereunder it is impossible to compute exactly the damages which would accrue to the Seller in such event.
The parties have taken these facts into account in setting the amount of the Deposit, required pursuant to Section 2.02, and hereby agree that: (i) such amount is the pre-estimate of such damages which would accrue to Seller from a default by Buyer; (ii) such amount represents damages and not any penalty against Buyer; and (iii) if this Agreement shall be terminated by Seller by reason of Buyer's failure to fulfill Buyer's obligations hereunder, the Deposit shall be Seller's full and liquidated damages in lieu of all other rights and remedies (including the right of specific performance) which Seller may have against Buyer at law or in equity. Seller's sole and exclusive remedy for Buyer's default shall be to receive the Deposit as liquidated damages in lieu of all other rights and remedies which Seller may have against Buyer at law or in equity. Seller hereby waives and releases all other claims for damages and other remedies against Buyer for non-performance and expressly acknowledges and agrees that in no event shall any officer, director or shareholder of Buyer ever have any liability hereunder.

                                   SECTION 14

                                 BROKERAGE FEES


         14.01 For the Seller. The Seller represents and warrants that it has not engaged any broker or finder or incurred any liability for brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement. The Seller agrees to indemnify and hold harmless the Buyer against any claims or liabilities asserted against Buyer by any person acting or claiming to act as a broker or finder in connection with the transaction described in this Agreement.

         14.02 For the Buyer. The Buyer represents and warrants that it has not engaged any broker or finder or incurred any liability for brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement. The Buyer agrees to indemnify and hold harmless the Seller against any other claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Buyer.

                                   SECTION 15

                                    NOTICES

         15.01 Effective Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telecopy machine, Federal Express or other recognized overnight courier, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

         To the Seller:           Norfolk Commerce Center Limited Partnership
                                  Suite 210
                                  560 Herndon Parkway
                                  Herndon, Virginia 20170
                                  Attention: Mr. Andrew J. Czekaj

                                  Phone No.:  703-709-8866
                                  Telecopy No.: 703-709-0638

         With a copy to:          Hale and Dorr LLP
                                  1455 Pennsylvania Avenue, N.W.
                                  Suite 1000
                                  Washington, D.C. 20004
                                  Attention: Steven S. Snider, Esq.

                                  Phone No.: (202) 942-8494
                                  Telecopy No.: (202) 942-8484

         To the Buyer:            Diversified Developers Realty Corporation
                                  34555 Chagrin Boulevard
                                  Moreland, Ohio 44022
                                  Attention: James A. Schoff, Esq.
                                  Executive Vice-President and
                                    Chief Operating Officer

                                  Phone No.: (216) 247-4700
                                  Telecopy No.: (216) 247-1118

         To Escrow Agent:         Commercial Title Group, Ltd.
                                  8605 Westwood Center Drive
                                  Suite 401, Tysons Corner
                                  Vienna, Virginia 22182
                                  Attention: Mr. Douglas Nichols

                                  Phone No.: (703) 506-1520
                                  Telecopy No.: (703) 506-9615

Unless otherwise specified herein, such notices or other communications shall be deemed to be effective: (a) one (1) business day after deposit with the courier if sent by Federal Express or other recognized overnight delivery service; or (b) upon receipt if accomplished by hand delivery or by telecopied delivery. Either party may, from time to time, by notice in writing served upon the other party, in the same manner as prescribed in this Section, designate a different mailing address or a different or additional person to which all such notices are thereafter to be addressed.

                                   SECTION 16

                            MISCELLANEOUS PROVISIONS


         16.01 Integration. This Agreement embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

         16.02 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of, the Commonwealth of Virginia.

         16.03 Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

         16.04 Escrow Agent. Escrow Agent shall hold the Deposit in accordance with the terms and provisions of this Agreement, subject to the following:

                 (a) Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

                 (b) Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes of any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Agent's duties under this Agreement shall be limited to those provided in this Agreement.

                 (c) Unless Escrow Agent discharges any of its duties under this Agreement in a negligent manner or is guilty of willful misconduct with regard to its duties under this Agreement, Seller and Buyer shall indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in such connection Seller and Buyer shall indemnify Escrow Agent against any and all expenses including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity.

                 (d) If the parties (including Escrow Agent) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Agent, Escrow Agent may, but shall not be required to, file an action in interpleader to resolve the disagreement. Escrow Agent shall be indemnified for all costs and reasonable attorneys' fees in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

         (e) Escrow Agent may consult with counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel. Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or willful misconduct.

         (f) The Escrow Agent may in its sole discretion resign by giving thirty (30) days' written notice thereof to the Buyer and Seller. The Buyer and Seller shall furnish to the Escrow Agent written instructions for the release of the escrow funds and escrow documents in such event. If the Escrow Agent shall not have received such written instructions, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent, and upon such appointment deliver the escrow funds and escrow documents to such successor.

         16.05 Bind and Inure. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         16.06 Drafts. This Agreement shall not be binding or effective until properly executed and delivered by both Seller and Buyer. The delivery by Buyer to Seller of an executed counterpart of this Agreement shall constitute an offer which may be accepted by the delivery to Buyer of a duly executed counterpart of this Agreement and the satisfaction of all conditions under which such offer is made, but such offer may be revoked by Buyer by written notice given at any time prior to such acceptance and satisfaction.

         16.07 Number and Gender. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

         16.08 Attachments. If the provisions of any exhibit, schedule or rider to this contract are inconsistent with the provisions of this Agreement, the provisions of such schedule or rider shall prevail. The Exhibits attached are hereby incorporated as integral parts of this Agreement.

         16.09 Survival of Representations. All representations and warranties made by the parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto for a period of twelve (12) months from the Closing.

         16.10 Dates. Whenever used herein, unless expressly provided otherwise, the term "days" shall mean consecutive calendar days, except that if the expiration of any time period measured in days occurs on a Saturday, Sunday, legal holiday or other day when federal offices are closed in Washington. D.C., such expiration shall automatically be extended to the next business day.

         16.11   Time of the Essence.  Time is of the essence of this Agreement

         16.12 Assignment. This Agreement may not be assigned by Buyer without the prior Written consent of Seller.

         16.13 Effective Date. The Effective Date of this Agreement shall be the date on which the Escrow Agent acknowledges (by execution of the Joinder by Escrow Agent) its receipt of a copy of this Agreement executed by both Seller and Buyer and receipt of the Deposit. The execution hereof by Buyer shall Constitute an offer by Buyer to Seller to purchase the Project on the terms and conditions herein stated, which must be accepted by Seller on or before 5:00 p.m. on ___________, 1998 by the execution hereof by Seller. If Buyer's offer is not timely accepted, this Agreement shall be thereafter null and void.

         16.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

                                  SELLER:

                                  NORFOLK COMMERCE CENTER LIMITED
                                  PARTNERSHIP, a Virginia limited partnership

                                  By:     COMMERCE PARK, INC. a Virginia
                                          corporation, its General Partner


                                          By:
---------------------------                   ---------------------------------
Date                                               Name:
                                                   Title:



                                  BUYER:

                                  DIVERSIFIED DEVELOPERS REALTY
                                  CORPORATION, an Ohio corporation



                                  By:
---------------------------           -----------------------------------------
Date                                              James A. Schoff
                                         Executive Vice President and Chief
                                                 Operating Officer

JOINDER BY ESCROW AGENT


         Commercial Title Group, Limited, referred to in this Agreement as the "Escrow Agent," hereby acknowledges that it received this Agreement executed by Seller and Buyer on the ____ day of _____________, 1998, and accepts the obligations of the Escrow Agent set forth herein. It further acknowledges that it received the Deposit on the ______ day of _________, 1998. The Escrow Agent hereby agrees to hold and distribute the Deposit in accordance with the terms and provisions of this Agreement. It further acknowledges that it hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Internal Revenue Code.

         COMMERCIAL TITLE GROUP, LIMITED

         By:
                 ------------------------------------------
                 Name:
                       ------------------------------------
                 Title:
                        -----------------------------------

         Address:
                    ---------------------------------------

                    ---------------------------------------